Exhibit 99.1

PRESS RELEASE

Level 3 Reports Fourth Quarter and Full Year 2012 Results

Fourth Quarter and Full Year 2012 Highlights

•                  Grew Core Network Services (CNS) revenue for the fourth quarter 2012 by 1.8 percent sequentially and 4.7 percent year-over-year, on a constant currency basis

•                  Grew fourth quarter 2012 Enterprise CNS revenue by 2.2 percent sequentially and 7.8 percent year-over-year, on a constant currency basis

•                  Adjusted EBITDA was $407 million for the fourth quarter 2012. Excluding a $27 million net benefit from special items recognized in the fourth quarter 2012, Adjusted EBITDA grew 18 percent for the full year 2012 compared to the full year 2011 pro forma

•                  Generated $202 million of positive Free Cash Flow in the fourth quarter 2012 and $48 million of positive Free Cash Flow for quarters two through four of 2012

•                  Capital expenditures were $743 million for the full year 2012, approximately 12 percent of total revenue

BROOMFIELD, Colo., Feb. 12, 2013 — Level 3 Communications, Inc. (NYSE: LVLT) reported total revenue of $1.614 billion for the fourth quarter 2012, compared to $1.590 billion for the third quarter 2012 and $1.579 billion for the fourth quarter 2011. For the full year 2012, total revenue was $6.376 billion, compared to $6.318 billion pro forma for the full year 2011.

The net loss for the fourth quarter 2012 was $0.16 per share, excluding a loss on the extinguishment of debt of $0.23 per share and a benefit from special items recognized in the fourth quarter 2012 of $0.13 per share. The net loss for the fourth quarter 2012 was $0.26 per share prior to excluding the effects of the loss on extinguishment of debt and the benefit from the special items. The net loss for the fourth quarter 2012 was $56 million, compared to a net loss of $166 million for the third quarter 2012 and a net loss of $163 million for the fourth quarter 2011.

Adjusted EBITDA was $407 million in the fourth quarter 2012, and included a $27 million net benefit from a non-cash reduction in asset retirement obligations (ARO) of $47 million, partially offset by severance and related charges of $20 million. This compared to $372 million in the third quarter 2012 and $271 million in the fourth quarter 2011. For the full year 2012, excluding the net benefit recognized in the fourth quarter 2012, Adjusted EBITDA was up 18 percent compared to the full year 2011 pro forma.

“Level 3 continued to grow revenue in the fourth quarter, and we see the opportunity to improve revenue growth in 2013,” said James Crowe, CEO of Level 3. “We made good progress with integration throughout 2012, invested in the business for future growth, and firmed up our balance sheet with over $4.5 billion of capital markets transactions last year, positioning us well for 2013.”

Financial Results

Metric ($ in millions)	Fourth Quarter 2012	Third Quarter 2012	Fourth Quarter 2011	Full Year 2012	Full Year 2011, Pro Forma(3)
Core Network Services Revenue	$1,424	$1,395	$1,368	$5,587	$5,418
Wholesale Voice Services and Other Revenue	$190	$195	$211	$789	$900
Total Revenue	$1,614	$1,590	$1,579	$6,376	$6,318
Adjusted EBITDA(1)	$407	$372	$271	$1,459	$1,216
Capital Expenditures	$198	$227	$148	$743	$624
Unlevered Cash Flow(1)	$325	$77	$202	$528	$508
Free Cash Flow(1)	$202	$(157)	$41	$(165)	$(202)
Gross Margin(1)	59.4%	59.6%	58.2%	59.2%	58.0%
Adjusted EBITDA Margin(1)	25.2%	23.4%	17.2%	22.9%	19.2%
Net Loss(2)	$56	$166	$235	$422	$875
Net Loss per Share(2)	$0.26	$0.76	$1.15	$1.96	$4.28

(1)         See schedule of non-GAAP metrics for definition and reconciliation to GAAP measures.

(2)         Net loss excludes the results attributable to the discontinued coal business in the fourth quarter 2011.

(3)         References to “pro forma” figures assume the Global Crossing acquisition took place on January 1, 2011.

Revenue

Revenue ($ in millions)	Fourth Quarter 2012	Third Quarter 2012	Percent Change, Constant Currency	Fourth Quarter 2011	Percent Change, Constant Currency	Full Year 2012	Full Year 2011 Pro Forma (1)(3)	Percent Change As Reported (4)
North America	$1,024	$1,008	1%	$976	5%	$4,026	$3,828	5%
Wholesale	$388	$381	2%	$388	—	$1,532	$1,555	(2)%
Enterprise	$636	$627	1%	$588	8%	$2,494	$2,273	10%

EMEA	$217	$210	1%	$224	(3)%	$860	$924	(7)%
Wholesale	$88	$89	(3)%	$94	(6)%	$360	$392	(8)%
Enterprise	$87	$80	5%	$80	9%	$327	$310	6%
UK Government	$42	$41	—%	$50	(17)%	$173	$222	(22)%

Latin America	$183	$177	5%	$168	14%	$701	$666	5%
Wholesale	$37	$36	6%	$35	11%	$140	$151	(7)%
Enterprise	$146	$141	4%	$133	15%	$561	$515	9%

Total CNS Revenue	$1,424	$1,395	2%	$1,368	5%	$5,587	$5,418	3%
Wholesale	$513	$506	1%	$517	—%	$2,032	$2,098	(3)%
Enterprise(2)	$911	$889	2%	$851	8%	$3,555	$3,320	7%

(1)         See schedule of non-GAAP metrics for definition and reconciliation to GAAP measures.

(2)         Includes EMEA UK Government

(3)         References to “pro forma” figures assume the Global Crossing acquisition took place on January 1, 2011.

(4)         As Reported comparison measures current period results against pro forma results from full year 2011

Core Network Services Revenue

Core Network Services (CNS) revenue grew sequentially to $1.424 billion in the fourth quarter 2012, increasing approximately 1.8 percent on a constant currency basis.

“CNS revenue performance strengthened this quarter as expected, with overall CNS revenue growth on a constant currency basis of 1.8 percent sequentially and 4.7 percent year-over-year,” said Sunit Patel, executive vice president and CFO of Level 3. “In particular, on a constant currency basis, global CNS enterprise revenue growth improved this quarter, growing 2.2 percent sequentially, up from 1.5 percent sequential growth in the third quarter 2012, and growing 7.8 percent year-over-year.”

For the full year 2012, CNS revenue grew to $5.587 billion, compared to $5.418 billion for full year 2011 pro forma.

Deferred Revenue

The deferred revenue balance was $1.138 billion at the end of the fourth quarter 2012, compared to $1.101 billion at the end of the third quarter 2012 and $1.149 billion at the end of the fourth quarter 2011.

Cost of Revenue

Cost of revenue for the fourth quarter 2012 was $655 million, compared to $642 million in the third quarter 2012 and $660 million in the fourth quarter 2011. For the full year 2012, cost of revenue decreased to $2.602 billion, compared to $2.655 billion for the full year 2011 pro forma.

For the fourth quarter 2012, gross margin was 59.4 percent, compared to 59.6 percent for the third quarter 2012 and 58.2 percent for the fourth quarter 2011.

Gross margin increased to 59.2 percent for the full year 2012, compared to 58.0 percent for the full year 2011 pro forma.

Selling, General and Administrative (SG&A) Expenses

Excluding non-cash compensation expense, SG&A expenses were $552 million for the fourth quarter 2012, which included a $47 million benefit from a reduction in the estimated cost of asset retirement obligations (ARO) under real estate leases and right-of-way agreements and a $20 million charge for severance and related expenses. SG&A expenses were $576 million in the third quarter 2012 and $648 million in the fourth quarter 2011.

SG&A expenses, including non-cash compensation expense, were $585 million for the fourth quarter 2012, compared to $625 million in the third quarter 2012 and $681 million in the fourth quarter 2011. Non-cash compensation expense was $33 million, $49 million and $33 million for the fourth quarter 2012, the third quarter 2012 and the fourth quarter 2011, respectively.

For the full year 2012, excluding non-cash compensation expense, SG&A was $2.315 billion, compared to $2.447 billion for the full year 2011 pro forma.

Adjusted EBITDA

For the fourth quarter 2012, Adjusted EBITDA was $407 million, which included the $27 million net benefit of the ARO adjustment and offsetting severance charges incurred during the quarter. Also in the fourth quarter 2012, the company recognized higher than expected healthcare costs, entered into a settlement to resolve a longstanding dispute with a large carrier, and was affected by Superstorm Sandy for a total of approximately $15 million.

Adjusted EBITDA was $372 million in the third quarter 2012 and $271 million in the fourth quarter 2011.

For the full year 2012, Adjusted EBITDA was $1.459 billion. Excluding the $27 million net benefit from special items recognized in the fourth quarter 2012, Adjusted EBITDA grew 18 percent compared to the full year 2011 pro forma.

Adjusted EBITDA margin was 23.5 percent excluding the special items, compared to 23.4 percent for the third quarter 2012 and 17.2 percent in the fourth quarter 2011.

For the full year 2012, Adjusted EBITDA margin was 22.5 percent excluding the special items, compared to 19.2 percent for the full year 2011 pro forma.

Cash Flow and Capital Markets Transactions

During the fourth quarter 2012, Unlevered Cash Flow was $325 million, compared to $77 million for the third quarter 2012 and $202 million for the fourth quarter 2011.

Free Cash Flow was positive $202 million for the fourth quarter 2012, compared to negative $157 million in the third quarter 2012, and positive $41 million for the fourth quarter 2011.

For the full year 2012, Unlevered Cash Flow was $528 million, compared to $508 million in 2011 pro forma. Free Cash Flow was negative $165 million for the full year 2012, compared to negative $202 million for the full year 2011 pro forma.

Capital expenditures were $198 million for the fourth quarter 2012, compared to $227 million for the third quarter 2012 and $148 million for the fourth quarter 2011. For the full year 2012, capital expenditures were $743 million, approximately 12 percent of total revenue, compared to $624 million for the full year 2011 pro forma.

In Oct. 2012, Level 3 Financing refinanced its existing $650 million Tranche B II and $550 million Tranche B III Term Loans, each maturing in 2018, through the creation of a new Tranche B-II 2019 Term Loan of $1.2 billion, maturing in 2019. The company recognized a loss of $50 million in the fourth quarter 2012 as a result of this transaction.

As of December 31, 2012, the company had cash of approximately $979 million.

Integration Update

“In 2012, we took a deliberate and careful approach in bringing Global Crossing and Level 3 together to ensure we maintained the excellent customer service capabilities we’ve worked hard to build over the last several years,” said Jeff Storey, President and COO of Level 3. “We completed several milestones in support of a unified customer experience in 2012, and our customer satisfaction scores improved over the course of last year.”

“With the progress we made throughout the year and the additional milestones we reached in the fourth quarter, we felt comfortable taking additional cost reduction actions in the fourth quarter, reducing our workforce by approximately 4 percent and beginning the process to exit office locations. At the same time, we made investments for growth by increasing our sales force, putting additional customer buildings on-net throughout our global footprint, and launching additional capabilities to our Managed Services, Managed Security and Professional Services product offerings.”

“As we look to 2013, we remain focused on revenue growth in all regions, and continuing to drive additional cost efficiencies throughout the business.”

2013 Business Outlook

“Overall for 2013, we expect to see stronger sequential CNS revenue growth and continued double digit Adjusted EBITDA growth,” said Patel.

“For the first quarter 2013, we expect to see a slight decline in CNS revenue on a sequential basis, due to the typical reversal in the seasonally strong fourth quarter revenue. Adjusting for the special items in the fourth quarter, with the expected decline in CNS revenue and increase in payroll taxes, we expect Adjusted EBITDA to be roughly flat in the first quarter 2013 compared to the fourth quarter 2012.”

“For the remainder of 2013, we generally expect sequential CNS revenue growth to be stronger compared to 2012. We expect low double digit percentage growth in Adjusted EBITDA, compared to full year 2012 reported Adjusted EBITDA of $1.459 billion. We expect to be Free Cash Flow positive for the full year, excluding interest rate swap obligations.”

“GAAP interest expense is expected to be approximately $665 million, and net cash interest expense is expected to be approximately $645 million for the full year 2013. Capital expenditures are expected to be approximately 12 percent of total revenue for the full year 2013. Depreciation and Amortization is expected to be approximately $770 million for the full year 2013.”

“Consistent with previous years, we expect a heavier use of cash in the first quarter 2013, primarily due to higher sequential cash interest expense, which is expected to be approximately $70 million greater in the first quarter 2013 compared to the fourth quarter 2012, as well as our annual bonus payments and other working capital requirements.”

2013 Revenue Reporting

“At the beginning of each year, we assess our reporting to ensure our external disclosure best reflects the business,” said Patel. “We are maintaining our current reporting categories in 2013, but making some adjustments between current geographic and channel reporting categories.”

“To conform Global Crossing reporting to a consistent basis across the company, we have reallocated revenue to more accurately reflect the revenue attribution by region. In the fourth quarter 2012 pro forma for this change, $12 million of CNS revenue from North America would have been reported in our other two regions, with $11 million reported in EMEA and $1 million reported in Latin America.”

“Additionally, we made some minor customer channel changes, and reallocated CNS voice services revenue of about $33 million attributable to our reseller channel to Wholesale Voice Services and Other revenue.”

Pro forma for these changes for the third and fourth quarter 2012, Core Network Services revenue was:

CNS Revenue(1) ($ in millions)	Fourth Quarter 2012	Third Quarter 2012	Percent Change, As Reported	Percent Change, Constant Currency
North America	$979	$963	2%	2%
Wholesale	$392	$386	2%	2%
Enterprise	$587	$577	2%	1%

EMEA	$228	$223	2%	1%
Wholesale	$87	$87	—%	(3)%
Enterprise	$99	$94	5%	4%
UK Government	$42	$42	—%	—%

Latin America	$184	$179	3%	4%
Wholesale	$41	$40	3%	4%
Enterprise	$143	$139	3%	4%
Total CNS Revenue	$1,391	$1,365	2%	2%
Wholesale	$520	$513	1%	1%
Enterprise(2)	$871	$852	2%	2%

Wholesale Voice Services and Other Revenue	$223	$225	(1)%	(1)%
Total Revenue	$1,614	$1,590	2%	1%

(1)         Results for previous quarters and the full year 2012 in this format can be found in the “Supplemental Schedule” on the Level 3 Investor Relations website

(2)         Includes EMEA UK Government Revenue

CNS Services Revenue(1) ($ in millions)	Fourth Quarter 2012	Third Quarter 2012	Percent Change, As Reported
Colocation and Datacenter Services	$145	$139	4%
Transport & Fiber	$494	$491	1%
IP and Data Services	$512	$502	2%
Voice Services (local and enterprise)	$240	$233	3%

Total CNS Revenue	$1,391	$1,365	2%

(1)         Results for previous quarters and the full year 2012 in this format can be found in the “Supplemental Schedule” on the Level 3 Investor Relations website

The pro forma reporting for these changes for the full year 2012 by quarter is provided in the supplemental schedules on the Investor Relations section of the Level 3 website.

Conference Call and Web Site Information

Level 3 will hold a conference call to discuss the company’s fourth quarter and full year 2012 results today at 9 a.m. ET. The conference call will be broadcast live on Level 3’s Investor Relations website at http://lvlt.client.shareholder.com/events.cfm. Additional information regarding the fourth quarter and full year 2012 results, including the presentation that management will review on the conference call, will be available on Level 3’s Investor Relations website. If you are unable to join the call via the Web, the call can be accessed live at 1 877-283-5145 (U.S. Domestic) or 1 312-281-1200 (International). Questions can also be sent to Investor.Relations@Level3.com.

The call will be archived and available on Level 3’s Investor Relations website or can be accessed as an audio replay starting at 2 p.m. ET on Feb. 12 until midnight ET on March 15. The replay can be accessed by dialing 1 800-633-8284 (U.S. Domestic) or 1 402-977-9140 (International), conference code 21645117.

For additional information, please call 720-888-2502.

About Level 3 Communications

Level 3 Communications, Inc. (NYSE: LVLT) provides local, national and global communications services to enterprise, government and carrier customers. Level 3’s comprehensive portfolio of secure, managed solutions includes fiber and infrastructure solutions; IP-based voice and data communications; wide-area Ethernet services; video and content distribution; data center and cloud-based solutions. Level 3 serves customers in more than 450 markets in 45 countries over a global services platform anchored by owned fiber networks on three continents and connected by extensive undersea facilities. For more information, please visit www.level3.com

© Level 3 Communications, LLC. All Rights Reserved. Level 3, Level 3 Communications, Level (3), Think Ahead, the Level 3 Logo and the Level 3 Think Ahead logo are either registered service marks or service marks of Level 3 Communications, LLC and/or one of its Affiliates in the United States and/or other countries.  Any other service names, product names, company names or logos included herein are the trademarks or service marks of their respective owners. Level 3 services are provided by subsidiaries of Level 3 Communications, Inc.

Website Access to Company Information

Level 3 maintains a corporate website at www.level3.com, and you can find additional information about the company through the Investors pages on that website at http:// http://lvlt.client.shareholder.com/.  Level 3 uses its website as a channel of distribution of important information about the company. Level 3 routinely posts financial and other important information regarding the company and its business, financial condition and operations on the Investor Relations web pages.

Visitors to the Investors Relations web pages can view and print copies of Level 3’s SEC filings, including periodic and current reports on Forms 10-K, 10-Q, 8-K, as soon as reasonably practicable after those filings are made with the SEC.

Copies of the charters for each of the Audit, Compensation and Nominating and Governance committees of Level 3’s Board of Directors, its Corporate Governance Guidelines, Code of Ethics, press releases and analysts and investor conference presentations are all available through the Investor Relations web pages.

Please note that the information contained on any of Level 3’s web sites is not incorporated by reference in, or considered to be a part of, any document unless expressly incorporated by reference in that document.

Forward-Looking Statement

Some statements made in this press release are forward-looking in nature and are based on management’s current expectations or beliefs. These forward-looking statements are not a guarantee of performance and are subject to a number of uncertainties and other factors, many of which are outside Level 3’s control, which could cause actual events to differ materially from those expressed or implied by the statements. Important factors that could prevent Level 3 from achieving its stated goals include, but are not limited to, the company’s ability to: successfully integrate the Global Crossing acquisition or otherwise realize the anticipated benefits thereof; manage risks associated with continued uncertainty in the global economy; obtain additional financing, particularly in the event of disruptions in the financial markets; manage continued or accelerated decreases in market pricing for communications services; maintain and increase traffic on its network; develop and maintain effective business support systems; manage system and network failures or disruptions; develop new services that meet customer demands and generate acceptable margins; adapt to rapid technological changes that could adversely affect the company’s competitiveness; defend intellectual property and proprietary rights; obtain capacity for its network from other providers and interconnect its network with other networks on favorable terms; attract and retain qualified management and other personnel; successfully integrate future acquisitions; effectively manage political, legal, regulatory, foreign currency and other risks it is exposed to due to its substantial international operations; mitigate its exposure to contingent liabilities; and meet all of the terms and conditions of its debt obligations. Additional information concerning these and other important factors can be found within Level 3’s filings with the Securities and Exchange Commission. Statements in this press release should be evaluated in light of these important factors. Level 3 is under no obligation to, and expressly disclaims any such obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, or otherwise.

Contact Information

Media:	Investors:
Monica Martinez	Mark Stoutenberg
+1 720-888-3991	+1 720-888-2518
Monica.Martinez@Level3.com	Mark.Stoutenberg@Level3.com

Non-GAAP Metrics

Pursuant to Regulation G, the company is hereby providing definitions of non-GAAP financial metrics and reconciliations to the most directly comparable GAAP measures.

The following describes and reconciles those financial measures as reported under accounting principles generally accepted in the United States (GAAP) with those financial measures as adjusted by the items detailed below and presented in the accompanying news release. These calculations are not prepared in accordance with GAAP and should not be viewed as alternatives to GAAP. In keeping with its historical financial reporting practices, the company believes that the supplemental presentation of these calculations provides meaningful non-GAAP financial measures to help investors understand and compare business trends among different reporting periods on a consistent basis.

In addition, measures referred to in the accompanying news release as being calculated “on a constant currency basis” or “in constant currency terms” are non-GAAP metrics intended to present the relevant information assuming a constant exchange rate between the two periods being compared. Such metrics are calculated by applying the currency exchange rates used in the preparation of the prior period financial results to the subsequent period results.

Consolidated Revenue is defined as total revenue from the Consolidated Statements of Operations.

Core Network Services Revenue includes revenue from colocation and datacenter services, transport and fiber, IP and data services, and voice services (local and enterprise).

Gross Margin ($) is defined as total revenue less cost of revenue from the Consolidated Statements of Operations.

Gross Margin (%) is defined as gross margin ($) divided by total revenue. Management believes that gross margin is a relevant metric to provide to investors, as it is a metric that management uses to measure the margin available to the company after it pays third party network services costs; in essence, a measure of the efficiency of the company’s network.

Adjusted EBITDA is defined as net income (loss) from the Consolidated Statements of Operations before income taxes, total other income (expense), non-cash impairment charges, depreciation and amortization, non-cash stock compensation expense, and discontinued operations.

Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by total revenue.

Adjusted EBITDA Metric
Q4 2012
(in millions)

Net Loss	$(56)
Income Tax Expense	13
Total Other Expense	231
Depreciation and Amortization	186
Non-Cash Stock Compensation	33
Adjusted EBITDA	$407

Adjusted EBITDA Margin	25.2%

Adjusted EBITDA Metric
Q3 2012
(in millions)

Net Loss	$(166)
Income Tax Expense	13
Total Other Expense	291
Depreciation and Amortization	185
Non-Cash Stock Compensation	49
Adjusted EBITDA	$372

Adjusted EBITDA Margin	23.4%

Adjusted EBITDA Metric
Q4 2011
(in millions)

Net Loss	$(163)
Income Tax Expense	5
Total Other Expense	275
Depreciation and Amortization	193
Non-Cash Stock Compensation	33
Income from Discontinued Operations	(72)
Adjusted EBITDA	$271

Adjusted EBITDA Margin	17.2%

Adjusted EBITDA Metric
Year Ended December 31, 2012
(in millions)

Net Loss	$(422)
Income Tax Expense	48
Total Other Expense	949
Depreciation and Amortization	749
Non-Cash Stock Compensation	135
Adjusted EBITDA	$1,459

Adjusted EBITDA Margin	22.9%

Adjusted EBITDA Metric
Year Ended December 31, 2011*
(in millions)

Net Loss	$(756)
Income Tax Expense	41
Total Other Expense	838
Depreciation and Amortization	805
Non-Cash Stock Compensation	101
Income from Discontinued Operations	(71)
Adjusted EBITDA	$958

Adjusted EBITDA Margin	22.1%

* Includes Level 3 Communications results prior to the acquisition of Global Crossing on October 4, 2011.

Management believes that Adjusted EBITDA and Adjusted EBITDA Margin are relevant and useful metrics to provide to investors, as they are an important part of the company’s internal reporting and are key measures used by Management to evaluate profitability and operating performance of the company and to make resource allocation decisions. Management believes such measures are especially important in a capital-intensive industry such as telecommunications. Management also uses Adjusted EBITDA and Adjusted EBITDA Margin to compare the company’s performance to that of its competitors and to eliminate certain non-cash and non-operating items in order to consistently measure from period to period its ability to fund capital expenditures, fund growth, service debt and determine bonuses. Adjusted EBITDA excludes non-cash impairment charges and non-cash stock compensation expense because of the non-cash nature of these items. Adjusted EBITDA also excludes interest income, interest expense and income taxes because these items are associated with the company’s capitalization and tax structures. Adjusted EBITDA also excludes depreciation and amortization expense because these non-cash expenses primarily reflect the impact of historical capital investments, as opposed to the cash impacts of capital expenditures made in recent periods, which may be evaluated through cash flow measures.

Adjusted EBITDA excludes the gain (or loss) on extinguishment of debt and other, net because these items are not related to the primary operations of the company.

There are limitations to using Adjusted EBITDA as a financial measure, including the difficulty associated with comparing companies that use similar performance measures whose calculations may differ from the company’s calculations. Additionally, this financial measure does not include certain significant items such as interest income, interest expense, income taxes, depreciation and amortization, non-cash impairment charges, non-cash stock compensation expense, the gain (or loss) on extinguishment of debt and net other income (expense). Adjusted EBITDA and Adjusted EBITDA Margin should not be considered a substitute for other measures of financial performance reported in accordance with GAAP.

Unlevered Cash Flow is defined as net cash provided by (used in) operating activities less capital expenditures, plus cash interest paid and less interest income all as disclosed in the Consolidated Statements of Cash Flows or the Consolidated Statements of Operations. Management believes that Unlevered Cash Flow is a relevant metric to provide to investors, as it is an indicator of the operational strength and performance of the company and, measured over time, provides management and investors with a sense of the underlying business’s growth pattern and ability to generate cash. Unlevered Cash Flow excludes cash used for acquisitions and debt service and the impact of exchange rate changes on cash and cash equivalents balances.

There are material limitations to using Unlevered Cash Flow to measure the company’s cash performance as it excludes certain material items such as payments on and repurchases of long-term debt, interest income, cash interest expense and cash used to fund acquisitions. Comparisons of Level 3’s Unlevered Cash Flow to that of some of its competitors may be of limited usefulness since Level 3 does not currently pay a significant amount of income taxes due to net operating losses, and therefore, generates higher cash flow than a comparable business that does pay income taxes. Additionally, this financial measure is subject to variability quarter over quarter as a result of the timing of payments related to accounts receivable and accounts payable and capital expenditures. Unlevered Cash Flow should not be used as a substitute for net change in cash and cash equivalents in the Consolidated Statements of Cash Flows.

Free Cash Flow is defined as net cash provided by (used in) operating activities less capital expenditures as disclosed in the Consolidated Statements of Cash Flows. Management believes that Free Cash Flow is a relevant metric to provide to investors, as it is an indicator of the company’s ability to generate cash to service its debt. Free Cash Flow excludes cash used for acquisitions, principal repayments and the impact of exchange rate changes on cash and cash equivalents balances.

There are material limitations to using Free Cash Flow to measure the company’s performance as it excludes certain material items such as principal payments on and repurchases of long-term debt and cash used to fund acquisitions. Comparisons of Level 3’s Free Cash Flow to that of some of its competitors may be of limited usefulness since Level 3 does not currently pay a significant amount of income taxes due to net operating losses, and therefore, generates higher cash flow than a comparable business that does pay income taxes. Additionally, this financial measure is subject to variability quarter over quarter as a result of the timing of payments related to interest expense, accounts receivable and accounts payable and capital expenditures. Free Cash Flow should not be used as a substitute for net change in cash and cash equivalents on the Consolidated Statements of Cash Flows.

Unlevered Cash Flow and Free Cash Flow
Three Months Ended December 31, 2012	Unlevered
($ in millions)	Cash Flow	Free Cash Flow

Net Cash Provided by Operating Activities of Continuing Operations	$400	$400
Capital Expenditures	$(198)	$(198)
Cash Interest Paid	$123	N/A
Interest Income	—	N/A
Total	$325	$202

Unlevered Cash Flow and Free Cash Flow
Three Months Ended September 30, 2012	Unlevered
($ in millions)	Cash Flow	Free Cash Flow

Net Cash Provided by Operating Activities of Continuing Operations	$70	$70
Capital Expenditures	$(227)	$(227)
Cash Interest Paid	$234	N/A
Interest Income	—	N/A
Total	$77	$(157)

Unlevered Cash Flow and Free Cash Flow*
Three Months Ended December 31, 2011	Unlevered
($ in millions)	Cash Flow	Free Cash Flow

Net Cash Provided by Operating Activities of Continuing Operations	$189	$189
Capital Expenditures	$(148)	$(148)
Cash Interest Paid	$162	N/A
Interest Income	(1)	N/A
Total	$202	$41

Unlevered Cash Flow and Free Cash Flow
Year Ended December 31, 2012	Unlevered
($ in millions)	Cash Flow	Free Cash Flow

Net Cash Provided by Operating Activities of Continuing Operations	$578	$578
Capital Expenditures	$(743)	$(743)
Cash Interest Paid	$695	N/A
Interest Income	(2)	N/A
Total	$528	$(165)

Unlevered Cash Flow and Free Cash Flow*
Year Ended December 31, 2011	Unlevered
($ in millions)	Cash Flow	Free Cash Flow

Net Cash Provided by Operating Activities of Continuing Operations	$388	$388
Capital Expenditures	$(494)	$(494)
Cash Interest Paid	$576	N/A
Interest Income	(1)	N/A
Total	$469	$(106)

* Schedule has been updated for the removal of Discontinued Operations and includes Level 3 Communications results prior to the acquisition of Global Crossing on October 4, 2011.

Pro Forma Combined Company Results

The following tables reflect the pro forma combined company results of Level 3 and Global Crossing for the year ended December 31, 2011. The tables begin with the pre-acquisition historical results in the columns labeled “Level 3” and “Global Crossing.” The column labeled “Intercompany Eliminations,” includes adjustments to remove transactions between Level 3 and Global Crossing. The column “Pro Forma Adjustments,” includes adjustments as a result of purchase price accounting and changes in debt structure as a result of the acquisition.

	Pro Forma Consolidated Statements of Operations (unaudited)
	Year Ended December 31, 2011
(dollars in millions)	Level 3	Global Crossing (1)	Intercompany Eliminations	Pro Forma Adjustments (3)	Total

Revenue	$4,333	$2,050	$(43)	$(22)	$6,318
Costs and Expenses (exclusive of depreciation and amortization shown separately below):
Cost of Revenue	1,706	975	(26)	—	2,655
Depreciation and Amortization	805	243	—	(49)	999
Selling, General, and Administrative	1,770	793	(5)	2	2,560
Total Costs and Expenses	4,281	2,011	(31)	(47)	6,214

Operating Income	52	39	(12)	25	104

Other Income (Expense):
Interest income	1	1	—	—	2
Interest expense	(716)	(138)	—	59	(795)
Loss on extinguishment of debt, net	(100)	—	—	—	(100)
Other, net	(23)	(3)	—	—	(26)
Total Other Expense	(838)	(140)	—	59	(919)

Loss Before Income Taxes	(786)	(101)	(12)	84	(815)
Income Tax Expense	(41)	(19)	—	—	(60)
Loss From Continuing Operations	(827)	(120)	(12)	84	(875)
Income from Discontinued Operations	71	—	—	—	71
Net Loss	$(756)	$(120)	$(12)	$84	$(804)

Basic and Diluted Loss per Share (2)
Loss from continuing operations	$(6.03)				$(4.28)
Income from discontinued operations	0.52				0.35
Loss per share	$(5.51)				$(3.93)

Shares used to compute loss per share (2)	137,176			67,186	204,362

(1)         Certain reclassifications have been made to conform to Level 3 reporting.

(2)         Basic and diluted loss per share have been updated to reflect the one for fifteen reverse stock split that became effective October 19, 2011.

(3)         Assumes an acquisition date of January 1, 2011.

	Pro Forma Adjusted EBITDA
	Year Ended December 31, 2011
(dollars in millions)	Level 3	Global Crossing	Intercompany Eliminations	Pro Forma Adjustments (1)	Total

Consolidated Net Loss	$(756)	$(120)	$(12)	$84	$(804)
Income Tax Expense	41	19	—	—	60
Total Other Expense (Benefit)	838	140	—	(59)	919
Depreciation and Amortization Expense	805	243	—	(49)	999
Non-cash Compensation Expense	101	12	—	—	113
Income from Discontinued Operations	(71)	—	—	—	(71)
Consolidated Adjusted EBITDA	$958	$294	$(12)	$(24)	$1,216

Consolidated Revenue(1)					$6,318

Adjusted EBITDA Margin					19.2%

(1)         Assumes an acquisition date of January 1, 2011.

	Pro Forma Cash Flows
	Year Ended December 31, 2011
(dollars in millions)	Level 3	Global Crossing	Intercompany Eliminations	Pro Forma Adjustments	Total

Net Cash Provided by Operating Activities of Continuing Operations	$388	$34	$—	$—	$422
Capital Expenditures	(494)	(130)	—	—	(624)
Free Cash Flow	$(106)	$(96)	$—	$—	$(202)
Cash Interest Paid	576	136	—	—	712
Interest Income	(1)	(1)	—	—	(2)
Unlevered Cash Flow	$469	$39	$—	$—	$508

							4Q12/		4Q12/
							3Q12%	4Q12/	4Q11%
						4Q12/	Change	4Q11	Change	4Q12	FY
	Regional Revenue Distribution by Channel					3Q12%	Constant	%	Constant	%	2011(2),	FY
	4Q11	1Q12	2Q12	3Q12	4Q12	Change	Currency	Change	Currency	CNS	(3)	2012

CNS Revenue ($ in millions)
North America	$976	$991	$1,003	$1,008	$1,024	1.6%	1.4%	4.9%	4.9%	72%	$3,828	$4,026
Wholesale	$388	$381	$382	$381	$388	1.8%	1.5%	—%	(0.1)%	27%	$1,555	$1,532
Enterprise	$588	$610	$621	$627	$636	1.4%	1.4%	8.2%	8.2%	45%	$2,273	$2,494

EMEA	$224	$219	$214	$210	$217	3.3%	0.9%	(3.1)%	(2.9)%	15%	$924	$860
Wholesale	$94	$92	$91	$89	$88	(1.1)%	(2.7)%	(6.4)%	(5.5)%	6%	$392	$360
Enterprise	$80	$79	$81	$80	$87	8.8%	5.2%	8.8%	8.9%	6%	$310	$327
UK Government	$50	$48	$42	$41	$42	2.4%	0.4%	(16.0)%	(17.2)%	3%	$222	$173

Latin America	$168	$172	$169	$177	$183	3.4%	4.5%	8.9%	14.1%	13%	$666	$701
Wholesale	$35	$34	$33	$36	$37	2.8%	5.6%	5.7%	10.6%	3%	$151	$140
Enterprise	$133	$138	$136	$141	$146	3.5%	4.2%	9.8%	15.0%	10%	$515	$561

Total	$1,368	$1,382	$1,386	$1,395	$1,424	2.1%	1.8%	4.1%	4.7%	100%	$5,418	$5,587
Wholesale	$517	$507	$506	$506	$513	1.4%	1.0%	(0.8)%	(0.4)%	36%	$2,098	$2,032
Enterprise (1)	$851	$875	$880	$889	$911	2.5%	2.2%	7.1%	7.8%	64%	$3,320	$3,555

Total CNS	$1,368	$1,382	$1,386	$1,395	$1,424	2.1%	1.8%	4.1%	4.7%		$5,418	$5,587
Wholesale Voice Services and Other Revenue	$211	$204	$200	$195	$190	(2.6)%	(2.3)%	(10.0)%	(10.1)%		$900	$789
Total Revenue	$1,579	$1,586	$1,586	$1,590	$1,614	1.5%	1.3%	2.2%	2.8%		$6,318	$6,376

(1)       Includes EMEA UK Government Revenue.

(2)       Prior period results have been adjusted to reflect pro forma revenues.

(3)       Assumes an acquisition date of January 1, 2011.

	Level 3 Communications Summary Financial Results					4Q12/ 3Q12%	4Q12/ 4Q11%	4Q12%	FY 2011(1)
	4Q11	1Q12	2Q12	3Q12	4Q12	Change	Change	CNS	, (2)	FY 2012

Core Network Services Revenue ($ in millions)
Colocation and Datacenter Services	$133	$136	$137	$136	$141	4%	6%	10%	$528	$550
Transport and Fiber	$486	$480	$485	$491	$494	1%	2%	35%	$1,928	$1,950
IP and Data Services	$479	$493	$499	$505	$516	2%	8%	36%	$1,870	$2,013
Voice Services (local and enterprise)	$270	$273	$265	$263	$273	4%	1%	19%	$1,092	$1,074
Total Core Network Services	$1,368	$1,382	$1,386	$1,395	$1,424	2%	4%		$5,418	$5,587
Wholesale Voice Services and Other	$211	$204	$200	$195	$190	(3)%	(10)%		$900	$789
Total Revenue	$1,579	$1,586	$1,586	$1,590	$1,614	2%	2%		$6,318	$6,376

(1)         Prior period results have been adjusted to reflect pro forma revenues.

(2)         Assumes an acquisition date of January 1, 2011.

Pro Forma Debt is defined as total debt gross debt, including capital leases from the consolidated balance sheet adjusted for the repayment of the 15% Convertible Notes due 2013.

Pro Forma Cash and Cash Equivalents is defined as total cash and cash equivalents adjusted for the repayment of the 15% Convertible Notes due 2013.

Pro Forma Net Debt to Last Twelve Months (LTM) Adjusted EBITDA Ratio is defined as pro forma debt, reduced by pro forma cash and cash equivalents and divided by LTM Adjusted EBITDA.

Level 3 Communications, Inc. and Consolidated Subsidiaries

Pro Forma Net Debt to LTM Adjusted EBITDA ratio as of December 31, 2012

(dollars in millions)

Pro Forma Debt	$8,608

Cash and cash equivalents	979
Pro forma cash from debt repayment	(172)
Pro Forma Cash and Cash Equivalents	807

Pro Forma Net Debt	$7,801

LTM Adjusted EBITDA	$1,459

Pro Forma Net Debt to LTM Adjusted EBITDA Ratio	5.3

Level 3 Communications, Inc. and Consolidated Subsidiaries

Net Debt to Pro Forma Adjusted EBITDA ratio as of December 31, 2011

(dollars in millions)

Total Debt	$8,528

Cash and Cash Equivalents	918

Net Debt	$7,610

Pro Forma Adjusted EBITDA	$1,216

Net Debt to Pro Forma Adjusted EBITDA Ratio	6.3

2013 Revenue Reporting

We are maintaining our current reporting categories in 2013, but making some adjustments between current geographic and channel reporting categories to more accurately reflect the revenue attribution by region.

Additionally, we made some minor customer channel changes, and reallocated CNS voice services revenue attributable to our reseller channel to Wholesale Voice Services and Other revenue.

	1Q12	2Q12	3Q12	4Q12	4Q12/ 3Q12 % Change	4Q12/ 3Q12 % Change Constant Currency

CNS Revenue ($ in millions)
North America	$942	$956	$963	$979	1.7%	1.5%
Wholesale	$381	$382	$386	$392	1.6%	1.6%
Enterprise	$561	$574	$577	$587	1.7%	1.4%

EMEA	$232	$228	$223	$228	2.2%	0.6%
Wholesale	$96	$94	$87	$87	—%	(2.7)%
Enterprise	$88	$91	$94	$99	5.3%	3.8%
UK Government	$48	$43	$42	$42	—%	—%

Latin America	$176	$173	$179	$184	2.8%	4.0%
Wholesale	$38	$37	$40	$41	2.5%	3.8%
Enterprise	$138	$136	$139	$143	2.9%	4.1%

Total CNS Revenue	$1,350	$1,357	$1,365	$1,391	1.9%	1.7%
Wholesale	$515	$513	$513	$520	1.4%	1.1%
Enterprise (1)	$835	$844	$852	$871	2.2%	2.0%

Wholesale Voice Services and Other Revenue	$236	$229	$225	$223	(0.9)%	(1.3)%
Total Revenue	$1,586	$1,586	$1,590	$1,614	1.5%	1.3%

(1)         Includes EMEA UK Government Revenue.

	1Q12	2Q12	3Q12	4Q12	4Q12/ 3Q12 % Change	4Q12 % CNS

CNS Revenue ($ in millions)
Colocation and Datacenter Services	$138	$139	$139	$145	4.3%	10.4%
Transport and Fiber	$480	$485	$491	$494	0.6%	35.5%
IP and Data Services	$491	$497	$502	$512	2.0%	36.8%
Voice Services (local and enterprise)	$241	$236	$233	$240	3.0%	17.3%
Total CNS Revenue	$1,350	$1,357	$1,365	$1,391	1.9%

Wholesale Voice Services and Other Revenue	$236	$229	$225	$223	(0.9)%
Total Revenue	$1,586	$1,586	$1,590	$1,614	1.5%

Attachment #1

LEVEL 3 COMMUNICATIONS, INC. AND SUBSIDIARIES

Consolidated Statements of Operations

(unaudited)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(dollars in millions, except share data)	2012	2012	2011	2012	2011

Revenue	$1,614	$1,590	$1,579	$6,376	$4,333

Costs and Expenses (exclusive of depreciation and amortization shown separately below):
Cost of Revenue	655	642	660	2,602	1,706
Depreciation and Amortization	186	185	193	749	805
Selling, General and Administrative	585	625	681	2,450	1,770
Total Costs and Expenses	1,426	1,452	1,534	5,801	4,281

Operating Income	188	138	45	575	52

Other Income (Expense):
Interest income	—	—	1	2	1
Interest expense	(175)	(188)	(221)	(733)	(716)
Loss on extinguishment of debt, net	(50)	(49)	(27)	(160)	(100)
Other, net	(6)	(54)	(28)	(58)	(23)
Total Other Expense	(231)	(291)	(275)	(949)	(838)

Loss Before Income Taxes	(43)	(153)	(230)	(374)	(786)

Income Tax Expense	(13)	(13)	(5)	(48)	(41)

Loss From Continuing Operations	(56)	(166)	(235)	(422)	(827)

Income From Discontinued Operations, net	—	—	72	—	71

Net Loss	$(56)	$(166)	$(163)	$(422)	$(756)

Basic and Diluted Loss per Share *
Loss per Share From Continuing Operations	$(0.26)	$(0.76)	$(1.15)	$(1.96)	$(6.03)
Income per Share From Discontinued Operations	—	—	0.35	—	0.52
Net Loss	$(0.26)	$(0.76)	$(0.80)	$(1.96)	$(5.51)

Shares Used to Compute Basic and Diluted Loss per Share * (in thousands)	217,924	217,301	204,767	215,356	137,176

* Basic and diluted loss per share have been updated to reflect the one for fifteen reverse stock split that became effective October 19, 2011.

Attachment #2

LEVEL 3 COMMUNICATIONS, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(unaudited)

	December 31,	September 30,	December 31,
(dollars in millions)	2012	2012	2011

Assets

Current Assets:
Cash and cash equivalents	$979	$793	$918
Restricted cash and securities	8	8	10
Receivables, less allowances for doubtful accounts	714	748	648
Other	141	186	131
Total Current Assets	1,842	1,735	1,707

Property, Plant and Equipment, net	8,199	8,191	8,136
Restricted Cash and Securities	35	39	51
Goodwill	2,565	2,565	2,541
Other Intangibles, net	268	287	358
Other Assets	398	399	395
Total Assets	$13,307	$13,216	$13,188

Liabilities and Stockholders’ Equity

Current Liabilities:
Accounts payable	$779	$719	$747
Current portion of long-term debt	210	213	65
Accrued payroll and employee benefits	211	163	209
Accrued interest	209	166	216
Current portion of deferred revenue	251	260	264
Other	136	122	157
Total Current Liabilities	1,796	1,643	1,658

Long-Term Debt, less current portion	8,522	8,496	8,385
Deferred Revenue, less current portion	887	841	885
Other Liabilities	931	1,032	1,067
Total Liabilities	12,136	12,012	11,995

Stockholders’ Equity	1,171	1,204	1,193
Total Liabilities and Stockholders’ Equity	$13,307	$13,216	$13,188

Attachment #3

LEVEL 3 COMMUNICATIONS, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(unaudited)

	Three Months Ended
	December 31,	September 30,	December 31,
(dollars in millions)	2012	2012	2011

Cash Flows from Operating Activities:
Net loss	$(56)	$(166)	$(163)
Income from discontinued operations	—	—	(72)
Net loss from continuing operations	(56)	(166)	(235)
Adjustments to reconcile net loss from continuing operations to net cash provided by operating activities of continuing operations:
Depreciation and amortization	186	185	193
Asset retirement obligation adjustment	(47)	—	—
Non-cash compensation expense attributable to stock awards	33	49	33
Loss on extinguishment of debt, net	50	49	27
Loss on interest rate swaps	—	60	—
Accretion of debt discount and amortization of debt issuance costs	10	12	11
Accrued interest on long-term debt	42	(58)	46
Loss on impairment of wireless spectrum licenses	—	—	20
Deferred income taxes	10	15	(1)
Gain on sale of property, plant and equipment and other assets	(1)	—	—
Other, net	(25)	(28)	11
Changes in working capital items:
Receivables	34	(77)	58
Other current assets	23	4	11
Payables	60	14	20
Deferred revenue	35	(22)	3
Other current liabilities	46	33	(8)
Net Cash Provided by Operating Activities of Continuing Operations	400	70	189

Cash Flows from Investing Activities:
Capital expenditures	(198)	(227)	(148)
Investment in Global Crossing, net of cash acquired	—	—	146
Decrease in restricted cash and securities, net	5	11	9
Proceeds from sale of property, plant and equipment and other assets	6	—	—
Other	—	(13)	—
Net Cash Provided by (Used in) Investing Activities of Continuing Operations	(187)	(229)	7

Cash Flows from Financing Activities:
Long term debt borrowings, net of issuance costs	1,187	2,437	1,113
Payments on and repurchases of long-term debt	(1,214)	(2,225)	(906)
Proceeds from stock options exercised	—	4	—
Net Cash Provided by (Used in) Financing Activities of Continuing Operations	(27)	216	207

Discontinued Operations:
Net cash used in operating activities	—	—	(4)
Net cash provided by investing activities	—	—	59
Net Cash Provided by Discontinued Operations	—	—	55

Effect of Exchange Rates on Cash and Cash Equivalents	—	3	(1)

Net Change in Cash and Cash Equivalents	186	60	457

Cash and Cash Equivalents at Beginning of Period	793	733	461

Cash and Cash Equivalents at End of Period	$979	$793	$918

Supplemental Disclosure of Cash Flow Information:
Cash interest paid	$123	$234	$162